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                                                                      EXHIBIT 16

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


May 30, 2002


We have read Item 4 of Form 8-K dated May 30, 2002, of Sanmina-SCI Corporation and are in agreement with statements contained in paragraphs 2,3 and 4 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


Very truly yours,


                                        /s/ ERNST & YOUNG, LLP



cc: Mr. Rick R. Ackel, Executive Vice President and Chief Financial Officer -- Sanmina-SCI Corporation